                                                                  EXHIBIT 10.2

Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2.


                          GLASS BOTTLE SUPPLY AGREEMENT


                                     BETWEEN


                          ANHEUSER-BUSCH, INCORPORATED


                                       AND


                       ANCHOR GLASS CONTAINER CORPORATION

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.     DEFINITIONS.............................................................1

2.     PURCHASE AND SALE OF BOTTLES ...........................................4

3.     PRICE ..................................................................6

4.     WARRANTIES ............................................................10

5.     DELIVERY ..............................................................11

6.     PAYMENTS ..............................................................13

7.     FORCE MAJEURE .........................................................14

8.     TERM AND TERMINATION ..................................................16

9.     AUDITS ................................................................19

10.    PLANT VISITS ..........................................................20

11.    CONFIDENTIALITY .......................................................20

12.    PUBLIC STATEMENTS .....................................................21

13.    NOTICES ...............................................................21

14.    ASSIGNMENT ............................................................21

15.    INDEPENDENT CONTRACTOR ................................................22

16.    ADDITIONAL AGREEMENTS .................................................22

17.    REPRESENTATIONS AND WARRANTIES OF ANCHOR ..............................24

18.    REPRESENTATIONS AND WARRANTIES OF AB ..................................25

19.    DISPUTE RESOLUTION ....................................................26

20.    MISCELLANEOUS .........................................................26

                              TABLE OF ATTACHMENTS

SECTION

2.1    SCHEDULE OF SUPPLY AND PURCHASE OBLIGATIONS

3.1    SELLING PRICES

3.2    EXAMPLES OF REBATE PAYMENT CALCULATIONS

3.3    FREIGHT MATRIX

3.6(a) ***

3.7(d) SCHEDULE OF BREWERIES RECEIVING BULK BOTTLE DELIVERIES AS OF DATE OF
       AGREEMENT

4.4    FORM OF FLAVOR STANDARDS ADDENDUM

6.1    FORM OF ELECTRONIC PAYMENTS AGREEMENT

6.3    FORM OF TRADING PARTNER AGREEMENT

8.4(a) SUPPLIER CERTIFICATION PROGRAM AS OF THE DATE OF THE AGREEMENT

8.5(a) FACILITY MANAGEMENT INSPECTION CRITERIA AS OF THE DATE OF THE AGREEMENT

8.5(d) FORM OF NO TAMPERING OR CONTAMINATION CERTIFICATION

20.8   FORM OF EEOC COMPLIANCE CERTIFICATE

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***  Portions hereof and portions of the exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24-b.

                          GLASS BOTTLE SUPPLY AGREEMENT

          This GLASS BOTTLE SUPPLY AGREEMENT dated as of December 18, 2000 (this "Agreement"), is between ANHEUSER-BUSCH, INCORPORATED, a Missouri corporation ("AB"), and ANCHOR GLASS CONTAINER CORPORATION, a Delaware corporation ("Anchor").

                                   BACKGROUND

          AB and Anchor have agreed to enter into a supply agreement under which Anchor will provide to AB non-returnable glass bottle containers for beverages at certain AB breweries, subject to the following terms and conditions.

          THEREFORE, in consideration of the foregoing premises and the mutual promises set forth below, the parties to this Agreement have agreed as follows:

          1.   DEFINITIONS.

          The following defined terms used in this Agreement shall have the respective meanings specified below:

               1.1. "AB" shall mean Anheuser-Busch, Incorporated, a Missouri corporation.

               1.2. "Affiliate" shall mean, with respect to either party, any individual, corporation, company, partnership, limited liability company, joint venture or other business entity which owns a majority of the equity of or otherwise controls, is controlled by or is under common control with, such party, which in the case of Anchor shall include, without limitation, Consumers and Consumers USA.

               1.3. "Agreement" shall mean this Glass Bottle Supply Agreement dated as of the date set forth above between AB and Anchor, as the same may be amended, restated and/or replaced from time to time, and references to "hereof" and "hereunder" refer to this Agreement as a whole and not to any particular section or article of this Agreement.

               1.4. "Anchor" shall mean Anchor Glass Container Corporation, a Delaware corporation.

               1.5.    "Auditor" has the meaning given it in Section 9.1.

               1.6. "Base Price" shall mean a portion of the Selling Price for each type of Bottle, as set forth in Attachment 3.1.

               1.7. "Beverage Bottle" shall mean a returnable or non-returnable glass receptacle used as a container for any beverage, including but not limited to malt beverages, carbonated or uncarbonated soft drinks, flavored and unflavored waters and any other fluids intended for human consumption.

               1.8. "Bottle" shall mean a non-returnable glass receptacle of specified size, shape and color used in the packaging of AB's beverage products, and which otherwise conforms to the applicable Specifications including, without limitation, any New Bottle.

               1.9. "Brewery" shall mean any of the applicable AB breweries described in Attachment 2.1.

               1.10. "Bulk Bottle" shall mean any Bottle delivered in bulk, and not delivered with Packaging Components.

               1.11.   "Confidential Information" has the meaning given it in
Section 11(b).

               1.12. "Consumers" shall mean Consumers Packaging Inc., a corporation organized under the federal laws of Canada.

               1.13. "Consumers USA" shall mean Consumers U.S., Inc., a Delaware corporation.

               1.14. "Contract Year" shall mean any twelve (12) month period during the Term starting on a January 1 and ending the following December 31.

               1.15.   "Control" has the meaning given it in Section 16.2(b).

               1.16.   "Disclosees" has the meaning given it in Section 11(a).

               1.17.   "Dispute" has the meaning given it in Section 19.1.

               1.18. "Excess Capacity" shall mean the aggregate quarterly or annual, as the case may be, Beverage Bottle production capacity of the Production Facilities and each of Anchor's other bottle production facilities situated in the United States, less (i) the amount of the Requirements for such period, and (ii) the amount of Beverage Bottles Anchor is contractually obligated to produce and deliver during such period from said Production Facilities and such other bottle production facilities pursuant to contracts or agreements entered into prior to the date of this Agreement ***

               1.19.   "Force Majeure" has the meaning given it in
Section 7.1(a).

               1.20. "Lightweighting" shall mean any reduction in the weight of a given size and shape Bottle, which does not materially alter the size or shape of such Bottle.

               1.21.   "material discrepancy" has the meaning given it in
Section 9.2.

               1.22. "Manufacturing Costs" shall mean the aggregate of all actual costs incurred by Anchor or its Affiliates in producing Bottles and delivering them to AB under this

----------
*** Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24-b.

Agreement, including transportation costs, and net of all discounts, rebates or allowances received by Anchor or its Affiliates with respect to any services or materials acquired by Anchor or any such Affiliates in connection with its performance of this Agreement.

               1.23.   "New Bottle" has the meaning given it in Section 3.4(b).

               1.24. "Packaging Components" shall mean any of the corrugated boxes, trays, carriers, cartons, and basket carriers used to package Packed Bottles, and which conform to the Specifications.

               1.25. "Packed Bottle" shall mean any Bottle which isn't a Bulk Bottle.

               1.26. "Production Facility" shall mean any of the applicable Anchor bottle production facilities specified in Attachment 2.1.

               1.27.   "Rebate" has the meaning given it in Section 3.2.

               1.28.   "Rebate Percentage" has the meaning given it in
Section 3.2.

               1.29.   "Requirements" shall have the meaning given it in
Section 2.1.

               1.30.   "Select Status" shall have the meaning given it in
Section 8.4(a).

               1.31.   "Selling Prices" shall have the meaning given it in
Section 3.1(c).

               1.32. "Southeast Agreement" shall mean that certain Southeast Glass Bottle Supply Agreement between AB and Anchor dated May 26, 1999, as it may be amended, restated and/or replaced from time to time.

               1.33. "Specifications" shall mean AB's specifications for each of the Bottles, each of the Packaging Components, and the pallets and other packaging components to be used for Bulk Bottles, and also shall include packaging and unit load specifications for Bottle deliveries to each Brewery, as communicated from time to time by AB to Anchor (provided AB gives Anchor at least sixty (60) days' advance notice) *** The Specifications in effect as of the date of this Agreement, which may be revised from time to time in accordance with the terms of the immediately preceding sentence, have been delivered to Anchor and Anchor by its execution of this Agreement acknowledges its receipt of such Specifications.

               1.34. "Term" shall mean the term of the Agreement, as described in Section 8.1 below.

               1.35. "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Missouri.

----------
*** Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24-b.

          2.   PURCHASE AND SALE OF BOTTLES.

               2.1.    PURCHASE QUANTITIES.

               (a) Subject to the terms of Attachment 2.1, Anchor shall make available each Contract Year for purchase by AB, in the Specifications requested by AB, the quantity of Bottles specified in Attachment 2.1 (the "Requirements"). Subject to the terms of Attachment 2.1, AB shall each Contract Year purchase the Requirements from Anchor.

               (b)     (i)     Anchor shall notify AB in writing ***

                       (ii) If Anchor notifies AB that *** which is available only in the Contract Year in which AB receives Anchor's written notice, ***

                       (iii)   If Anchor notifies AB that ***

                       (iv) *** pursuant to the terms of this Section 2.1(b) shall be under the same terms and conditions set forth in this Agreement, except that if AB requests any such deliveries from a glass production facility which is not one of the Production Facilities or requests any such deliveries to locations other than the Breweries, any added charge for freight shall be as negotiated, but in no event more than Anchor's actual cost for such freight. *** pursuant to the terms of this Section 2.1(b), the parties agree to revise Attachment 2.1 to reflect any resulting changes in the parties' respective supply and purchase obligations and further agree to amend this Agreement to incorporate the revised Attachment 2.1. ***

               2.2. PRODUCTION FACILITIES. Subject to the terms of Attachment 2.1, Anchor agrees to produce and deliver each Brewery's Requirements from the Production Facility or Production Facilities specified opposite each such Brewery in Attachment 2.1.

               2.3. ANNUAL ESTIMATE. On or before November 1st of each Contract Year, AB shall advise Anchor of AB's non-binding estimate of AB's Bottle requirements for the following Contract Year, stated separately for each Brewery and for each Bottle size, shape, color and type of packaging (i.e., Packed Bottles or Bulk Bottles) to be produced for AB by Anchor under this Agreement and under all other bottle supply agreements between AB and Anchor in effect at the time. On or before February 1st of the following Contract Year, AB shall advise Anchor of any non-binding changes to its initial estimates.

               2.4. REVISED ESTIMATES AND SHIPMENT INSTRUCTIONS. Each Contract Year, AB shall provide Anchor with the following revised non-binding estimates supplementing the non-binding annual estimate provided to Anchor pursuant to Section 2.3 above:

               (a) On or before the last business day of each month, AB's estimate for each of the succeeding three months of the AB Bottle requirements to be produced by Anchor under this Agreement and under all other bottle supply agreements between AB and Anchor in

----------
*** Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24-b.

effect at the time, stated separately for each Brewery and by Bottle size, shape, color, carton style, and type of packaging (i.e., Packed Bottles or Bulk Bottles).

               (b) On or before the last business day of each week, AB shall provide a running eight (8) week forecast of the AB Bottle requirements to be produced by Anchor under this Agreement and under all other bottle supply agreements between AB and Anchor in effect at the time, stated separately for each Brewery and by Bottle size, shape, color, carton style, and type of packaging (i.e., Packed Bottles or Bulk Bottles).

               (c) If Anchor requests, AB agrees to meet with Anchor at a time and place mutually acceptable to the parties to discuss the estimates provided by AB pursuant to Sections 2.4(a) and 2.4(b).

               (d) Anchor will report all shipments of Bottles upon their departure from the specified Production Facility, including but not limited to, shipping information related to truck load identification, expected delivery date, delivery location, and quantity of Bottles in the load, in the format specified by AB and using the electronic reporting media and software specified by AB.

               2.5. INVENTORY. Anchor shall maintain at no additional cost to AB a finished goods inventory of Bottles at each Production Facility or at a warehouse maintained by Anchor in the vicinity of the applicable Brewery *** However, to the extent that Anchor may elect to maintain an inventory in excess of *** of AB's then current estimated requirements with respect to any Bottle or carton style, AB shall have no responsibility for any costs incurred by Anchor because of any graphics or other changes to the Bottles, any related Packaging Components, or any packaging components used for Bulk Bottles. Without limiting the foregoing, Anchor agrees that it will always maintain in such inventory *** of AB's then current estimated requirements for each Brewery, allocated by carton style and based on AB's estimated requirements as provided to Anchor in accordance with Section 2.4(b) above and in the case of the *** shall always maintain at least *** of such *** inventory in one or more warehouses situated in the vicinity of the ***

               2.6. ANCHOR CAPACITY ESTIMATES. On or before September 15th of each Contract Year, Anchor shall provide AB with a written estimate of the production capacity of each of its Production Facilities and each of its other bottle production facilities situated in the United States for the following Contract Year broken down by each furnace and forming machine situated in the respective Production Facilities and other bottle production facilities.

----------
*** Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24-b.

          3.   PRICE.

               3.1.    SELLING PRICE.

               (a) The selling price for each color, size and shape Packed Bottle is calculated as follows, subject to adjustment from time to time by the applicable terms of Sections 3.2-3.8 and Section 5.2(c):

                       (i) the Base Price for the applicable Bottle as set forth in Attachment 3.1; plus

                       (ii) the amount Anchor is entitled to charge AB for applicable Packaging Components pursuant to the terms of Section 3.7(b); plus

                       (iii) Anchor's charges for handling, assembly and insertion of Packaging Components in accordance with the schedule of permitted charges for such services set forth in Attachment 3.1; plus

                       (iv) the amount of any freight payable by AB pursuant to the terms of Section 3.3.

               (b) The selling price for each color, size and shape Bulk Bottle is calculated as follows, subject to adjustment from time to time by the applicable terms of Sections 3.2-3.8, and Section 5.2(c):

                       (i) the Base Price for the applicable Bottle as set forth in Attachment 3.1; plus

                       (ii) Anchor's applicable pallet costs and other costs related to packaging and handling of Bulk Bottles, which may differ by location, in accordance with the schedule of permitted costs specified in Attachment 3.1; plus

                       (iii) the amount of any freight payable by AB pursuant to the terms of Section 3.3.

               (c) The applicable selling prices of the Bottles sold by Anchor to AB under this Agreement, as determined in accordance with the terms of subsections 3.1(a) and 3.1(b) above, are sometimes referred to in this Agreement as the "Selling Prices."

               3.2.    REBATES.

               (a) Subject to the terms of Sections 4.5, 7.3, 8.4(c), and 8.5(c) *** AB shall receive a rebate from Anchor (in each case, a "Rebate"), based upon a percentage that varies depending on the annual aggregate number of Bottles received by AB from Anchor under this Agreement *** (the "Rebate Percentage"), as set forth below:

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***  Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24-b.

               ***

               (b) The Rebate owing to AB each Contract Year shall be paid by Anchor to AB in quarterly installments which are due within fifteen (15) days after the end of each calendar quarter.

               (c) For convenience purposes only (it being acknowledged that the Rebate for each Contract Year shall be based on the actual number of Bottles received by AB from Anchor during that Contract Year), the Rebate Percentage used to calculate the installments due for each of the first three calendar quarters of a Contract Year shall be based on AB's estimate of its Bottle requirements for such Contract Year set forth in the annual estimate AB provides to Anchor pursuant to the terms of Section 2.3. (including all changes AB makes to such estimate prior to February 1st of such Contract Year). If the amount of Bottles actually received by AB from Anchor during any calendar quarter materially differs from the amount specified in AB's annual estimate, the parties agree to meet and discuss a mutually agreeable adjustment to the next installment payment due hereunder. The Rebate Percentage used to calculate the installment due for the last calendar quarter of a Contract Year and to determine any necessary adjustments to the installments paid during the prior three calendar quarters to account for any differences between the annual estimate and the actual number of Bottles received, shall be based on the aggregate number of Bottles received by AB from Anchor during such Contract Year.

               (d) The amount of the installment due and owing to AB each calendar quarter from Anchor shall be calculated as follows:

                               (I)     The aggregate number of each Bottle type
     received by AB from Anchor under this Agreement during the calendar quarter is multiplied by the applicable Base Price for each such Bottle type.

                               (II)    The product of each of the calculations
     performed pursuant to subsection (I) above are then added together and the resulting sum is multiplied by the Rebate Percentage calculated pursuant to terms of Section 3.2(a) and Section 3.2(c).

Examples of how the amount of the payments owing under this Section from time to time should be calculated are set forth in Attachment 3.2. Unless expressly stated otherwise, all references in this Section 3.2 to the actual or estimated number of Bottles received by AB from Anchor shall be deemed to include all Bottles received by AB from Anchor under this Agreement and all other bottle supply agreements between AB and Anchor in effect from time to time.

               (e)     ***

               3.3. FREIGHT COSTS. *** shall pay the freight costs, if any, specified in Attachment 3.3 for all Bottle deliveries from a particular Production Facility to a Brewery. Prior

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***  Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24-b.

to Contract Year 2002 and each Contract Year thereafter AB and Anchor agree to meet to discuss changes to Attachment 3.3 for such Contract Year based on what Anchor expects and reasonably demonstrates will be its actual freight costs for such Contract Year.

               3.4.    SPECIFICATION CHANGES.

               (a) If AB makes any changes to the Specifications of an existing Bottle type, other than those directly relating to Lightweighting, which result in an increase or decrease to the Manufacturing Costs for those particular Bottles, then the Base Price for such Bottles shall be changed to a Base Price *** shape, size and color Bottle set forth in Attachment 3.1. Notwithstanding the foregoing, any increase in the applicable Base Price by Anchor which is otherwise permitted by the terms of the preceding sentence will not be greater than *** Anchor shall provide such documentation as AB may reasonably request in support of any such change to Base Prices.

               (b) If at any time during the Term, AB should add a new Bottle shape, size or color to its existing family of Bottles (a "New Bottle"), the Base Price for such New Bottle shall be the Base Price *** size, shape and color Bottle. The glass only portion of the Base Price for such New Bottle shall not exceed *** Anchor shall provide such documentation as AB may reasonably request in support of the Base Price for such New Bottle.

               (c) Without limiting any of its other obligations specified in this Agreement, Anchor agrees to continually investigate ways in which to improve and update the processes and technologies it utilizes to manufacture, package, inspect, and deliver high quality Bottles to AB.

               3.5.    LIGHTWEIGHTING.

               (a) Notwithstanding any other provisions of this Section 3 to the contrary, if AB makes a Lightweighting change to the Specifications for any size, shape or color Bottle, which change Anchor or another source of Bottles makes available to AB through current commercially available narrow neck press and blow technology, Anchor shall *** determined as follows. For each *** of such *** will be *** provided, however, that for any such *** resulting from such change at each *** where such Bottle is produced.

               (b) If a Lightweighting change is to be implemented through other forms of technology, the parties agree to discuss and negotiate in good faith the allocation between them of any savings resulting from such change.

               (c) Each *** referenced in Section 3.5(a) or agreed to by the parties pursuant to the terms of Section 3.5(b) *** and in any event within *** after such changed Bottle has been qualified *** on an operating Bottle production line.

----------
*** Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24-b.

               (d) If AB notifies Anchor within a reasonable period of time after the implementation of any such Lightweighting change that Anchor should produce the applicable Bottle according to the Specifications in effect prior to such Lightweighting change, ***

               3.6.    ***

               (a) Subject only to the terms of Sections 3.6(b)-(f) below, if during any Contract Year, Anchor or any of its Affiliates *** The examples set forth in Attachment 3.6(a) are intended to help illustrate how the terms of this Section 3.6(a) should be applied.

               (b)     The terms of Section 3.6(a) shall not ***

               (c)     The terms of Section 3.6(a) shall not ***

               (d)     ***

               (e) The examples set forth in Attachment 3.6(a) include an example under the heading "Section 3.6(e) Example," ***

               3.7.    PACKAGING MATERIALS.

               (a) AB shall communicate to Anchor in accordance with the terms of Section 2.4(b) what amount of each Brewery's Requirements should be filled with Packed Bottles and what amount of each Brewery's Requirements should be filled with Bulk Bottles and Anchor shall fulfill such Requirements accordingly.

               (b) Anchor shall purchase its inventory of Packaging Components from a supplier designated by AB at a price designated by AB (which price may be different from the price agreed to between AB and such supplier). Anchor shall charge AB for Packaging Components, as delivered to AB with a Bottle shipment, at a price not greater than the price originally paid by Anchor to purchase such Packaging Components in accordance with the terms of the preceding sentence. After the date of this Agreement Anchor agrees to meet with AB from time to time to discuss any cost neutral changes to the procedures set forth in this Section 3.7(b) including, without limitation, Anchor's purchase of such Packaging Components from AB.

               (c) AB shall pay Anchor for the handling, assembly and insertion of the Packaging Components in accordance with the schedule of permitted charges for such services set forth in Attachment 3.1. Anchor shall inspect all Packaging Components upon Anchor's receipt of the same and shall promptly notify both the applicable supplier and AB upon discovery of any defective Packaging Components.

               (d) Attachment 3.7(d) specifies which of the Breweries are receiving deliveries of Bulk Bottles from one or more Production Facilities. AB shall have the option, on six (6) months' written notice to Anchor, to require it to ship and deliver any or all of the

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***  Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24-b.

remaining Requirements as Bulk Bottles. If AB exercises this option, Anchor shall not insert or use any of the Packaging Components in the affected deliveries. If AB does exercise the foregoing option it agrees to repurchase any remaining inventory of Packaging Components that Anchor had previously purchased for Packed Bottles for AB and which Anchor is not able to otherwise use for AB. Attachment 3.1 specifies the associated costs Anchor shall be entitled to add to the applicable Base Prices for any Bulk Bottles delivered by Anchor to AB under this Agreement including the costs of pallets, top frames and tier sheets Anchor is required to purchase pursuant to the terms of Section 5.3(b).

               3.8.    BASE PRICE ADJUSTMENT FOR COST CHANGES.

               (a) Subject to the terms of Sections 3.3, 3.4, 3.5, and 3.6, the Base Prices and other related costs and charges set forth on Attachment 3.1 *** except as otherwise specified in Section 3.8(b) below.

               (b) If at any time after Contract Year 2001 each supplier of AB's domestic Bottle requirements (other than Anchor) ***

          4.   WARRANTIES.

               4.1. EXPRESS WARRANTIES. Notwithstanding any independent investigation by AB, Anchor represents and warrants to AB that: Each Bottle manufactured by Anchor for AB (i) is merchantable and fit for the purpose intended, which is a commercially acceptable container for beverages; (ii) is manufactured in accordance with the Specifications and all function and taste requirements specified therein; (iii) conforms to samples previously delivered to and approved by AB; (iv) along with any and all Packaging Components, pallets, and other related articles included with each shipment of Bottles, is delivered free from any security interest, lien or other encumbrance; and (v) the substances and materials used to produce such Bottle are free from defects in materials and workmanship and are permissible under applicable Federal and State laws and regulations.

               4.2. FDA COMPLIANCE. Anchor represents and warrants that each Bottle manufactured by Anchor for AB and each related article contained in and comprising each shipment or other delivery to AB and all information and ingredient lists furnished for use by AB in labeling such articles for resale, is (i) not adulterated or misbranded (or, in the case of labeling information and ingredient lists not a cause of misbranding when applied to such articles) within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, and not an article which may not be introduced into interstate commerce, (ii) in compliance with all requirements of the Federal Food, Drug and Cosmetic Act, as amended, for food contact substances to be used as intended by AB, (iii) complies with the requirements of the Poultry Products Inspection Act, the Meat Inspection Act and the Federal Food, Drug and Cosmetic Act, as amended, to the extent that said Acts are then effective and applicable, (iv) registered, if required, and not adulterated or misbranded within the meaning of the terms of the Federal Insecticide, Fungicide and Rodenticide Act, any State pure food act, or any other applicable Federal, State or local law,

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***  Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24-b.

(v) not banned or misbranded within the meaning of the terms of the Federal Hazardous Substances Act, (vi) not an article which cannot be legally transported or sold under the provisions of any Federal, State or local law, and
(vii) if an article which is or which contains a color additive, such color additive is or will be from a batch certified by Anchor or its suppliers, to be in accordance with the Federal Food, Drug and Cosmetic Act, as amended, and all regulations issued under said Act.

               4.3. FAIR LABOR STANDARDS. To the extent work is performed in the United States in connection with the performance of Anchor's obligations under this Agreement, Anchor represents that all such work will be performed in compliance with the requirements of the Fair Labor Standards Act of 1938, as amended. Anchor further represents that all work performed in meeting its obligations under this Agreement complies with the provisions of Executive Order No. 11246.

               4.4. FLAVOR STANDARDS. AB and Anchor acknowledge that the delivery of Bottles under this Agreement is subject to their respective rights and obligations as stated in the flavor standards addendum marked as Attachment
4.4 to this Agreement.

               4.5. INDEMNIFICATION. AB shall have all rights and remedies of a buyer under the UCC. Any purchases of Bottles under the "cover" provision of the UCC codified in Section 2-712 of the UCC (or any successor provision) shall be applied in satisfaction of AB's Requirements under this Agreement *** Anchor shall in addition indemnify and hold harmless AB, its parent, subsidiaries and Affiliates and their respective directors, officers, employees, agents and other representatives, from and against any and all costs, losses, liabilities, damages, claims, judgments or expenses, including without limitation court costs, attorneys' fees and other legal expenses resulting from any alleged or actual breach by Anchor of any representation or warranty set forth herein or the failure by Anchor to perform in a timely manner any of its obligations hereunder. Anchor's obligations under the terms of the immediately preceding sentence shall survive the expiration or earlier termination of this Agreement.

               4.6. PRICING. The pricing provided to AB under this Agreement, including but not limited to each Selling Price, is lawful.

          5.   DELIVERY.

               5.1.    DELIVERY TERMS. Anchor shall in accordance with the
Specifications: (a) package each Bottle shipment in accordance with whether the applicable Bottles are Bulk Bottles or Packed Bottles, (b) load the packaged Bottles for shipment, and (c) deliver the Bottles F.O.B. the applicable Brewery. AB shall be responsible for unloading all Packed Bottles at the applicable Brewery, at which time title to and risk of loss pertaining to such Bottles shall pass to AB. Anchor shall be responsible for unloading all Bulk Bottles at the applicable Brewery and after the completion of such delivery, title to and risk of loss pertaining to such Bottles shall pass to AB.

----------
*** Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24-b.

               5.2.    DELIVERY OPTION.

               (a) Notwithstanding anything to the contrary in Section 5.1 above, AB shall have the option, exercisable individually by AB from time to time with respect to each Brewery and each Production Facility, to (i) control the selection of the freight carrier and the insurance provider used for all or a portion of the shipments of Bottles from such Production Facility or delivered to such Brewery, or (ii) to change the freight and delivery terms to FOB applicable Production Facility. AB's exercise of either of the foregoing options is expressly conditioned on each of the following:

                       (i) AB may only exercise either of the options in a way that does not (A) result in an increase in Anchor's aggregate freight costs for deliveries to and from each of its bottle production facilities situated in the United States, (B) result in any increase in Anchor's other operating costs, or (C) have an adverse effect upon Anchor's production and delivery efficiencies;

                       (ii) AB may only exercise either of the options upon expiration of any existing delivery contract in place between Anchor and any third party applicable to any of the foregoing deliveries; provided, however, that upon AB's request Anchor shall undertake reasonable efforts to negotiate the *** subject only to the *** Anchor shall notify AB of the *** and AB may then choose to *** in order to satisfy this condition or *** in which event this condition *** and

                       (iii) solely in the case of AB's exercise of its option to convert the freight and delivery terms to FOB applicable Production Facility, AB shall be responsible for arranging and paying for all related freight and insurance charges and title and risk of loss will be deemed to pass to AB upon pick-up of the Bottles at the applicable Production Facility.

               (b) Anchor shall notify AB within *** before the expiration or renewal of any such existing delivery contract, and AB shall have *** after receiving such notice in which to exercise either of the options specified in
Section 5.2(a) by so notifying Anchor in writing. Failif ure by AB to exercise either of its options during such *** period shall preclude it from exercising such options pursuant to the terms of Section 5.2(a) above ***

               (c) Once either of the options referenced in Section 5.2(a) above has been exercised by AB pursuant to the terms thereof, AB shall at anytime thereafter, upon no less than sixty (60) days' prior written notice to Anchor, be entitled to terminate the parties' respective obligations with respect to deliveries of Bottles resulting from AB's exercise of such option and designate that the parties' respective obligations with respect to such deliveries shall again be governed by the terms of Section 5.1; provided, however, that AB agrees to reimburse Anchor for any documented increase in Anchor's Manufacturing Costs resulting directly from Anchor again abiding by the terms of Section 5.1.

----------
*** Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24-b.

               5.3.    PALLETS.

               (a) Anchor agrees to use pallets supplied by AB to package and deliver all of AB's Packed Bottle Requirements pursuant to the terms of this Agreement. Anchor and AB agree that until further notice all such pallets shall be AB's standard 32 x 37 pallet. Both parties agree that the user fee Anchor owes AB for such pallets has been reflected in the Selling Price for Packed Bottles and, as a result, Anchor shall not be required to send any payments to AB in consideration for its use of such pallets. Anchor shall not take title to any such pallets. Anchor shall exercise reasonable care in the use of such pallets, but shall otherwise not be responsible for the replacement or maintenance and repair of such pallets should any of them be lost or damaged due to no fault of Anchor. *** shall be responsible for arranging and paying for transportation necessary to transport any and all such pallets to the Production Facilities, subject to a limit of *** shall be entitled to seek reimbursement from *** for any such transportation charges in excess of *** agrees to work with *** to help *** minimize the freight costs *** under this Section 5.3(a). At the expiration or earlier termination of the Term Anchor shall return all such pallets in its possession to AB.

               (b) Anchor shall purchase on its own account 100% of the pallets, top frames, tier sheets, and all other materials required by Anchor to package and deliver AB's Bulk Bottle Requirements in accordance with the Specifications. Attachment 3.1 specifies the amount Anchor shall be entitled to add to the Base Prices for Bulk Bottles to account for the cost of such pallets, top frames, tier sheets, and other materials and other packaging costs associated solely with Bulk Bottles.

          6.   PAYMENTS.

               6.1. PAYMENT DUE DATE. AB shall pay Anchor for all Bottles purchased hereunder, based on the date of delivery to the applicable Brewery. Terms of payment shall be payment in full within *** after AB receives the Bottles, subject to any additional days provided pursuant to the terms of an Electronic Payments Agreement in the form attached hereto as Attachment 6.1, as it may be amended from time to time pursuant to its terms, and which the parties agree to execute and deliver contemporaneously with the execution and delivery of this Agreement. Any amounts payable by either party under any provision of this Agreement which are due on a Saturday, a Sunday, or a public holiday generally recognized in the United States, shall instead be due and payable on the first business day thereafter.

               6.2. PURCHASE ORDERS. AB and Anchor may exchange standard form documents (such as purchase orders) for administrative and informational purposes, and the terms and conditions stated thereon shall neither modify, amend or supplement the terms and conditions stated in this Agreement.

               6.3. ELECTRONIC TRANSACTIONS. AB and Anchor acknowledge that this Agreement is subject to the agreement pertaining to the electronic exchange of information

----------
*** Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24-b.

between the parties in the form of a "Trading Partner Agreement" marked as Attachment 6.3 to this Agreement and signed by each of them.

          7.   FORCE MAJEURE.

               7.1.    THE EVENTS.

               (a) Each party shall be relieved of its obligation to perform any part of this Agreement to the extent its performance is prevented or rendered impracticable by events beyond its reasonable control, which events may include, without limitation, fire, storm, flood, earthquake, and other Acts of God, and explosion, accident, acts of the public enemy, riots and other civil disturbances, sabotage, court injunctions (other than any injunction imposed as a result of the party's actual or alleged breach of any agreement), transportation embargoes, shortages of materials, strikes, lockouts, work stoppages and other labor disputes, acts, regulations or other requirements of domestic or foreign federal, state, county, municipal, or local governments or branches, subdivisions or agencies thereof, including, without limitation, any such acts, regulations or other governmental requirements making it unlawful (such as by an outright ban) or commercially impractical (such as by the imposition or increase of deposit requirements or other action directly or indirectly affecting beer or its packaging) to manufacture or package beer in bottles, or to sell or distribute beer in packaging of any type ("Force Majeure"), subject to the various limitations provided in this Section 7. Force Majeure shall further include, without limitation, any imposition or increase of any excise tax or similar charge by any governmental authority on the manufacture, packaging, possession, storage, sale or distribution of beer, and AB's obligations to purchase shall be deemed to have been rendered impracticable thereby, without any direct proof of causation, to the extent that there is any decrease in the demand for beer manufactured, sold or distributed by AB after such Force Majeure event occurs.

               (b) Notwithstanding the foregoing, Anchor acknowledges that Force Majeure will not include a strike, lockout, work stoppage or other labor dispute affecting any of the Production Facilities, and in the event of such a labor dispute at any of the Production Facilities, Anchor agrees to use its commercially reasonable best efforts to operate any affected Production Facility with management or other personnel to the full extent necessary to satisfy the Requirements.

               (c) Anchor agrees that if picketing, a work stoppage, a strike or any refusal to work of or by any of AB's employees or any employees of any AB contractor occurs at one or more of the Breweries, Anchor shall still cause deliveries of Bottles to continue to such Breweries as otherwise required hereunder, but if any of the carriers transporting the Bottles to the affected Breweries express concern to AB about the safety of their drivers or their equipment at the affected Breweries during any such AB labor dispute, AB shall take all actions reasonably necessary to insure the safety of such drivers and equipment once they reach the affected Breweries.

               7.2.    NOTICE.

               (a) Each party will immediately notify the other party of the occurrence of any Force Majeure which may affect its performance of this Agreement.

               (b) If any Force Majeure event occurs affecting one or more Production Facilities or deliveries, Anchor will:

                       (i) use commercially reasonable efforts to operate the affected Production Facilities prior to any other Anchor bottle production facility, so long as such actions by Anchor are not in violation of any agreements Anchor is a party to as of the date of this Agreement;

                       (ii) use commercially reasonable efforts to provide Bottles to AB from the affected Production Facilities;

                       (iii) use commercially reasonable efforts to provide Bottles to AB which Anchor is not able to supply from Production Facilities affected by the Force Majeure from Production Facilities and/or other Anchor bottle production facilities not affected by the Force Majeure; and

                       (iv) give AB priority of production from each of the Production Facilities and each of Anchor's other bottle production facilities and their respective equipment and furnaces, so long as such actions by Anchor are not in violation of any agreements Anchor is a party to as of the date of this Agreement.

               (c) With respect to Bottles supplied by Production Facilities unaffected by the Force Majeure pursuant to subjection (iii) above, Anchor will use commercially reasonable efforts to ship such Bottles from Production Facilities or such other bottle production facilities that will minimize freight charges.

               (d) *** represents and warrants that as of the date of this Agreement it is not a party to any other agreement (other than agreements with AB) which entitles the other party thereto *** or requires that *** in the event of a *** and *** covenants that during the Term it will not agree to or allow any such terms to be included in any agreement or renewal or restatement it enters into with any party *** after the date of this Agreement.

               (e) If a Force Majeure event occurs affecting a particular Brewery, AB will use commercially reasonable efforts to allocate to Anchor Bottle requirements at other Brewery locations, subject to AB's other contractual commitments.

               7.3. RIGHTS. If Anchor's performance hereunder is suspended due to Force Majeure, then AB shall have, in addition to such other rights which it may have as a buyer under the UCC or otherwise, the right to procure alternative sources of Bottle supply on commercially reasonable terms with respect to all Bottles not delivered by Anchor because of the

----------
*** Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24-b.

Force Majeure, which may require an alternative Bottle purchase commitment by AB for a period of time which extends beyond the Force Majeure affecting Anchor. Any such alternative purchases of Bottles by AB shall be applied to its obligation to purchase the Requirements *** for the purpose of determining ***

               7.4. TERMINATION BECAUSE OF FORCE MAJEURE. If all or a substantial part of either party's performance hereunder is prevented or suspended by reason of Force Majeure for more than ninety (90) consecutive days at any one time, or more than one hundred eighty (180) days in the aggregate during the Term, then the other party shall have the right to immediately terminate this Agreement (upon notice to the party affected by the Force Majeure). Such termination shall be without liability with respect to the obligations so terminated.

          8.   TERM AND TERMINATION.

               8.1. TERM. Unless terminated earlier in accordance with the terms of this Agreement, the term of this Agreement shall be for a period commencing as of January 1, 2001 and ending at the close of business on December 31, 2005 (the "Term").

               8.2.    RIGHTS OF TERMINATION.

               (a) Subject to the terms of Section 8.3 and in addition to any right of termination granted elsewhere in this Agreement, either party shall have the right at any time to terminate this Agreement, without prejudice to any other legal rights to which such terminating party may be entitled, upon the occurrence of any one or more of the following:

                       (i) Material breach by the other party in the performance of any of the provisions of this Agreement, which breach is not cured within thirty (30) days following written notice of such breach to the defaulting party;

                       (ii) The making by the other party of an assignment for the benefit of creditors;

                       (iii) The appointment of a trustee or receiver or similar officer of any court for the other party or for a substantial part of the property of the other party, whether with or without the consent of the other party;

                       (iv) The institution of bankruptcy, reorganization, insolvency or liquidation proceedings by or against the other party without such proceedings being dismissed within thirty (30) days from the date of the institution thereof; or

                       (v) A material breach by the other party of any of its representations or warranties set forth herein.

               (b) Subject to the terms of Section 8.3 and in addition to any right of termination granted elsewhere in this Agreement, AB shall have the right at any time to

----------
*** Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24-b.

terminate this Agreement, without prejudice to any other legal rights to which AB may be entitled, upon the occurrence of one or more defaults by Anchor under the terms of the Southeast Agreement, and Anchor's failure to cure any such default(s) within the period of any applicable cure period specified in the Southeast Agreement.

               (c) Either party which exercises a right of termination under the foregoing provisions of Section 8.2(a) or 8.2(b) may exercise such right by delivery of a termination notice which shall provide that such termination is effective not less than ninety (90) days nor more than twelve (12) months after the date such notice is issued, at the choice of the party exercising such right of termination.

               8.3. EFFECT OF TERMINATION. Termination of this Agreement for any reason provided herein shall not relieve either party from its obligation to perform up to the effective date of such termination or to perform such obligations as may survive termination. If payments attributable to periods after the termination of the Agreement have been made before the termination of the Agreement, the party receiving such payments shall refund the payments so attributable promptly after the termination of the Agreement. If payments attributable to periods before the termination remain unpaid upon the termination of the Agreement, the party required to make such payments shall do so promptly after the termination of this Agreement. Nothing in this Section shall limit the rights otherwise available to a party arising from the breach of the provisions hereof.

               8.4.    SUPPLIER CERTIFICATION REQUIREMENTS.

               (a) Anchor agrees to use its commercially reasonable best efforts to achieve "Select Status" at each Production Facility by December 31, 2002 as described in the AB Supplier Certification Program. The Supplier Certification Program may be revised from time to time after the date of this Agreement in accordance with the rules regarding Specification changes set forth in Section 3.4(a) and for the purposes of this Section 8.4(a) all references in
Section 3.4(a) to "Specifications" shall be deemed to mean the "Supplier Certification Program." In the event the terms of the Supplier Certification Program are changed after the date of this Agreement pursuant to the terms of the preceding sentence or otherwise through mutual agreement of the parties, the target date of December 31, 2002 may be revised accordingly. A description of the Supplier Certification Program in effect as of the date of this Agreement is attached hereto as Attachment 8.4(a).

               (b) AB agrees that any failure of Anchor to achieve Select Status at any or all of the Production Facilities shall not be considered a material breach of this Agreement giving rise to a right by AB to terminate this Agreement.

               (c) if Anchor fails to achieve Select Status at any Production Facility by December 31, 2002 or by such other date as may be mutually agreed upon by the parties as a result of an amendment to the terms of the Supplier Certification Program, or Anchor fails to maintain Select Status at any Production Facility after achieving it, AB may, upon notice to Anchor, terminate or phase out AB's purchases of Bottles from that Production Facility
(i) if such failure is based on a deficiency which may reasonably be expected to adversely affect the quality, flavor, or safety characteristics of the Bottles being delivered to AB from such

Production Facility, or (ii) if such failure is a result of Anchor ceasing to make reasonable efforts to attain or maintain Select Status at such Production Facility. In such event, Anchor may replace such Bottles with deliveries from another approved Production Facility, provided that AB shall not be required to pay any additional charge for transportation, storage or delivery from such alternative Production Facility. ***

               8.5.    FACILITIES MANAGEMENT REQUIREMENTS.

               (a) Each Production Facility and each warehouse used by Anchor to store Bottles is subject to inspection by AB, as further provided in
Section 10 below. A Facility Management Inspection Score for each Production Facility and each warehouse used to store Bottles will be determined by AB after each inspection, based on the criteria stated in Attachment 8.5(a). AB shall be entitled to make any change to the criteria so long as the change is reasonably related to improving the quality, flavor or safety characteristics of Bottles delivered to AB and the rules regarding Specification changes Set forth in
Section 3.4(a) are adhered to (in which event, for the purposes of this Section 8.5(a), all references in Section 3.4(a) to "Specifications" shall be deemed to mean the criteria stated in Attachment 8.5(a)).

               (b) In addition to Anchor's duty to achieve and maintain Select Status at each Production Facility, as set forth in Section 8.4 above (which Select Status is based, in part, on the Facility Management Inspection Score), AB may terminate or phase-out its purchases of Bottles from any Production Facility based upon (i) a deficiency noted during any AB inspection which may reasonably be expected to adversely affect the quality, flavor, or safety characteristics of any of the Bottles being delivered to AB from such Production Facility or from the warehouse servicing such Production Facility, or
(ii) Anchor ceasing to make any reasonable efforts towards continuous improvements in their Facility Management Inspection Score at such Production Facility or such warehouse.

               (c) If AB exercises its right to terminate or phase-out purchases of Bottles from any Production Facility pursuant to the terms of
Section 8.5(b), Anchor may replace such lost deliveries of Bottles in the manner provided in Section 8.4(c) above, ***

               (d) Anchor acknowledges the stringent appearance standards maintained by AB with respect to not only its own facilities, but those of its suppliers. Anchor accordingly agrees to ensure that each of the Production Facilities, the delivery vehicles used to deliver Bottles to any of the Breweries, and each of the warehouses used to store Bottles prior to such delivery are each maintained using the highest practicable standards for sanitation and housekeeping. Anchor further agrees to ensure that such delivery vehicles, such warehouses, and each of the Production Facilities are each maintained so that they present a clean, high quality appearance. Anchor further agrees to cause each individual working in a warehouse in which Bottles are stored by Anchor or any of its contractors from time to time prior to delivery to a Brewery, to represent to AB in a writing in the form of Attachment 8.5(d) that they have not in any way tampered with any of the Bottles in an effort to contaminate or make such Bottles unsafe or anything other than in compliance with the Specifications.

----------
*** Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24-b.

          9.   AUDITS.

               9.1. SCOPE OF THE AUDITS; AUDITORS. Each party shall have the right to audit information (i) used to determine the Selling Price and any changes to it and its constituent components including, without limitation, all information necessary to determine whether the terms of Section 3 (and each of the sections and subsections thereunder) have been fully complied with, (ii) pertaining to improper payments referred to in Section 16.5 below, and (iii) provided by the other party pursuant to the terms of this Agreement in addition to the information specified in subsections (i) and (ii) above. All audits shall be performed by a nationally recognized public accounting firm mutually acceptable to the parties, or in the absence of other agreement between the parties, PriceWaterhouseCoopers (the "Auditor").

               9.2. COSTS. The full cost of any audit shall be borne by the requesting party, unless a "material discrepancy" adverse to the requesting party is uncovered by the audit and such material discrepancy is caused by the actions of the other party or the other party's failure to act; in which case the audited party shall then bear 100% of the cost of the audit. A "material discrepancy" shall be any discrepancy or group of discrepancies which, in the aggregate for any one audit, would result in a payment by one party to the other of an amount equal to or greater than $25,000 or an adjustment in what one party owes to the other under this Agreement in an amount equal to or greater than $25,000.

               9.3. MAINTENANCE OF RECORDS. Each party shall maintain records in sufficient detail to permit an acceptable audit, and, without limiting the foregoing, shall maintain each such record (i) for one full year after the expiration or earlier termination of this Agreement and (ii) for so long as any audit pertaining to such record is pending. The Auditor shall be given access to any and all records which it deems necessary to conduct the audit.

               9.4. NOTICE. Prior to requesting an audit, the requesting party shall notify the other party of its intent to exercise its audit rights. The other party shall then be allowed a reasonable amount of time (not to exceed 30 days) to explain/resolve the question to the satisfaction of the requesting party, and thus eliminate the need for an audit.

               9.5. AUDIT PROCEDURES. If the requesting party is not satisfied with the explanation provided by the other party pursuant to the terms of Section 9.4 and determines that an audit should be conducted, the parties shall in good faith make reasonable efforts to mutually agree upon a joint letter of instruction for the Auditor which shall describe the format and procedure the Auditor shall undertake and the documents it will examine in the course of its audit. If the parties are unable to agree on the terms of the letter of instruction, the Auditor shall make its examination and determination in accordance with written instructions provided by the requesting party. A copy of said written instruction shall be provided to the other party no later than five (5) business days prior to the Auditor commencing its audit; provided that, prior to commencing such audit, the Auditor shall have agreed to hold in confidence and not disclose to anyone, including the other party, unless required by law, any of the information that the parties have designated in writing as confidential. Each party is obligated to furnish or make available to the Auditor such information in the party's possession as is required in the Auditor's reasonable opinion to conduct the audit. The Auditor shall provide both parties with a final written conclusion of compliance or non-compliance and the amount of the discrepancy, if any, but shall not otherwise disclose any confidential information of either party. If the Auditor discovers any discrepancy, the Auditor's conclusions shall specify the amount owed to AB or Anchor, and, in either event, a general statement as to the basis for the discrepancy.

               9.6. SURVIVAL OF RIGHTS. The provisions of this Section 9 shall expressly survive expiration or termination of this Agreement for a period of two (2) years.

          10.  PLANT VISITS.

          Subject to Section 11 below, Anchor shall allow employees and representatives of AB and Anheuser-Busch Companies, Inc. who have a legitimate and non-competitive purpose to visit the Production Facilities and each of the warehouses used by Anchor to store Bottles during normal business hours and upon at least three (3) business days' notice; provided, however, where the purpose of the visit is for health, sanitation or quality control inspections, no notice need be given to Anchor. Such employees and representatives shall have full access to all phases of operation but shall not unreasonably interfere with Anchor 's operations. All such employees and representatives shall abide by all applicable rules and regulations of the Production Facilities with respect to visitors.

          11.  CONFIDENTIALITY.

               (a) For the purposes of this Agreement the term "Disclosees" shall mean: a party to this Agreement and each of its employees, officers, directors, representatives, subsidiaries, affiliates, assigns, subcontractors and any and all persons or business entities acting under it or any of them.

               (b) For the purposes of this Agreement the term "Confidential Information" shall mean (i) any information regarding a party's cost of materials, production, raw materials, labor and other costs, suppliers, customers or technology, whether or not labeled or described by such party as "confidential," and (ii) all other information which is in writing and clearly marked "Confidential" or which is reduced to writing and clearly marked "Confidential"; provided, however, that Confidential Information shall not include any such information which is (A) generally available to those skilled in the art, (B) acquired from a third party rightfully having such information and under no obligation to not disclose it to the Disclosees, (C) already lawfully in the Disclosee's possession, or (D) developed by a Disclosee independently of any confidential information disclosed to such party by, or learned by such party from, the other party.

               (c) Subject to the terms of the next sentence, each of the Disclosees shall treat in confidence and not disclose to others any Confidential Information of the other party, which such Disclosees may have furnished to them by the other party hereto or by any third party, or which such Disclosees may have accessed in the performance of this Agreement. Notwithstanding anything in this Section or this Agreement to the contrary, *** may disclose ***


----------
*** Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24-b.

          12.  PUBLIC STATEMENTS.

          In the event that Anchor is required under applicable law to file this Agreement or any related document pertaining to this Agreement or its performance with the Securities and Exchange Commission or any other regulatory authority, Anchor shall promptly notify AB of such requirement and (i) use reasonable efforts to obtain confidential treatment of any portion of this Agreement or related document for which such treatment is requested by AB, (ii) to the extent requested by AB and permitted by law, delete the most highly confidential elements of this Agreement submitted for filing, including but not limited to all price and other financial terms, (iii) promptly notify AB of any attempt by any party to obtain access to any portion for which confidential treatment has been requested, and (iv) at the request of AB, use reasonable efforts to defend against any such attempt. Prior to including any discussion of this Agreement or any related document in any document to be filed with the Securities and Exchange Commission or any other regulatory authority, Anchor shall provide a written description of such discussion to AB and shall make such changes thereto as may be reasonably requested by AB within 20 days after AB has received a copy of such proposed discussion, except to the extent that such changes would violate applicable law. Anchor shall be free to file any proposed discussion if AB fails to request changes within such 20 day period.

          13.  NOTICES.

          All notices from one party to the other under the terms of this Agreement, unless otherwise directed, shall be in writing and shall be hand delivered, sent by fax or certified mail, or sent by a responsible overnight courier, addressed to the parties at the addresses indicated below and shall be deemed delivered on the date of receipt, or the business day next succeeding the date of posting if mailed:

          If to AB:

          Anheuser-Busch, Incorporated
          c/o Anheuser-Busch Companies, Inc.
          One Busch Place
          St. Louis, Missouri 63118
          Attention: Vice President, Corporate Purchasing
          Fax Number: 314/577-9750

          If to Anchor:

          Anchor Glass Container Corporation
          4343 Anchor Plaza Parkway
          Tampa, Florida 33634
          Attention: President
          Fax Number: 813/882-5735

          14.  ASSIGNMENT.

          Neither party hereto shall assign its rights or obligations under this Agreement to any third party without the prior written consent of the other.

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          15.  INDEPENDENT CONTRACTOR.

          Nothing contained in this Agreement shall create an association partnership, joint venture or the relation of principal and agent (except as specifically set forth herein). Neither of the parties hereto shall have any authority to bind the other in any way except as stated herein. The parties recognize that during the Term of this Agreement, there will be employees of either party upon the premises of the other. It is understood and agreed that on such occasions the employees of each party shall remain the employees of that party solely, and that party shall be solely responsible for the wages and benefits for its employees, and any injuries which are sustained by such employees shall be covered under the Worker's Compensation insurance contracts of the respective employers.

          16.  ADDITIONAL AGREEMENTS.

               16.1. MAINTENANCE OF CORPORATE EXISTENCE. Each party shall at all times maintain its corporate existence. Each party will do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory), licenses and franchises.

               16.2.   CHANGES IN CONTROL.

               (a) Subject to the terms of subsection 16.2(b) below, AB may terminate this Agreement upon at least ninety (90) days' notice to Anchor, if
(i) more than forty percent (40%) of the equity securities of Anchor, Consumers, or Consumers USA are sold, conveyed, or assigned to a third party or a group which is not affiliated through common majority ownership with Anchor as of the date of this Agreement, or a sufficient number of such equity securities are sold, conveyed or assigned to any such third party or group to enable them to control the selection of a majority of the members of the board of directors of Anchor, Consumers, or Consumers USA or such company's equivalent highest level of management, (ii) Anchor or any Affiliate of Anchor consolidates with, merges into, becomes an Affiliate of, or acquires a controlling interest in (A) any other corporation (or other form of business organization) which is a competitor of AB by engaging in any of the following lines of business: production, marketing or distribution of any brand of beverage products or the operation of public entertainment parks, or (B) any producer of Beverage Bottles which has production facilities situated in the United States; (iii) Anchor or any Affiliate of Anchor consolidates with or merges into, or becomes an Affiliate of any other corporation (or other form of business organization) the result of which is a change in Anchor's financial condition' which materially adversely affects Anchor's ability to perform this Agreement; or (iv) Anchor sells, leases or otherwise transfers full or partial control or ownership of any Production Facility to any third party which is not an Affiliate of Anchor; provided, however, that Anchor shall be entitled to engage in a sale and leaseback transaction involving one or more of the Production Facilities with one or more financial institutions without AB being entitled to invoke its rights under this Section.

               (b) AB understands that Anchor and its Affiliates intend to engage in a restructuring of the ownership of Anchor and its Affiliates. Notwithstanding anything to the contrary in subsection 16.2(a) above, AB agrees to waive any right of termination or purchase

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that may arise in connection with such a restructuring; provided, that (i) Mr.
John J. Ghaznavi retains Control of Anchor, (ii) Anchor does not transfer to any other person, including an Affiliate, ownership or operating control with respect to a material portion of its capital assets, other than those replaced in the ordinary course of business (and except as otherwise agreed to by AB in writing), and (iii) Anchor does not assign or transfer this Agreement by operation of law to any other person, including another Affiliate, without AB's written consent. Anchor further agrees to keep AB informed of all material changes to Anchor's ownership structure. As used in this Section 16.2(b), "Control" means ownership, directly or indirectly, of a majority of the outstanding equity securities of a company and an ability to control the selection of a majority of the members of the board of directors of such company or its equivalent highest level of management.

               16.3. INSURANCE. At all times during the Term of this Agreement, Anchor shall maintain in full force and effect with insurance carriers of recognized national standing subject to commercially reasonable self-insured retention levels: (i) Product Liability Insurance, with a Broad Form Vendor's Endorsement naming AB as an additional insured, with limits of liability of at least ten million dollars ($10,000,000) combined limits covering any liability which AB may incur as a result of Anchor supplying Bottles reasonably demonstrated or stipulated to be defective and any defense costs which AB may incur as a result of Anchor supplying Bottles alleged to be defective; (ii) fire and extended coverage insurance insuring each of the Production Facilities at full replacement cost; and (iii) workers compensation insurance, including employers liability coverage, of at least one million dollars ($1,000,000). Within thirty (30) days of execution of this Agreement, Anchor shall provide AB with a certificate from its licensed insurance broker, evidencing the foregoing coverage effective as of January 1, 2001, and providing that AB shall be given at least thirty (30) days' notice of cancellation, non-renewal or restrictive endorsement with respect to any of the foregoing coverages. Anchor shall provide AB with similar certificates evidencing renewal of such coverage prior to the expiration of any such policies of insurance, and shall use its best efforts to provide such certificates at least thirty (30) days prior to expiration.

               16.4.   INTENTIONALLY OMITTED.

               16.5. IMPROPER PAYMENTS. Anchor hereby warrants that no payments have been or shall be made, directly or indirectly, by or on behalf of Anchor to or for the benefit of any AB employee or agent who may reasonably be expected to influence the decision to purchase Bottles. As used herein "payments" shall include money, property, services and all other forms of consideration. AB may verify Anchor's compliance with this warranty in accordance with the audit provisions in Section 9 above.

               16.6. CULLET. Anchor shall offer AB (or its designated Affiliate) the opportunity to sell cullet to Anchor at market prices, so long as such sales do not conflict with Anchor's cullet supply agreements in effect on the date hereof, or with Anchor's internal cullet supply system, and so long as Anchor is then buying cullet.

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          17.  REPRESENTATIONS AND WARRANTIES OF ANCHOR.

          Without limiting any of its warranties specified in Section 4, Anchor covenants, represents and warrants to AB as follows:

               17.1. ORGANIZATION AND EXISTENCE. Anchor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Anchor has full corporate power and authority to carry on its business as now conducted and as currently proposed to be conducted, and to execute, deliver and carry out the terms of this Agreement. Anchor has all permits and authorizations necessary to carry on its business as presently conducted, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction wherein the nature of Anchor's business and operations or the character of the properties owned or held under lease by Anchor makes such qualification necessary and in which the failure to so qualify would have a materially adverse effect on the business, prospects, profits, condition or operations, financial or otherwise, of Anchor.

               17.2. AUTHORIZATION; NO LEGAL BAR. The execution, delivery and performance by Anchor of this Agreement have been duly authorized by all necessary corporate action on the part of Anchor and do not require any approval of Anchor's shareholders or approval or consent of any holder (or trustee of any holder) of any indebtedness or other obligations of Anchor, except such as have been duly obtained with certified copies of such approval or consent delivered to AB. Neither the execution and delivery nor the performance by Anchor of this Agreement does or will contravene any law or governmental rule or regulation, or any judgment or order, applicable to or binding on Anchor or any of its Affiliates, or Anchor's charter documents, or result in any breach of or constitute any default under, or result in the creation of any lien upon any property of Anchor under, any indenture, mortgage or other agreement or instrument to which Anchor or any of its Affiliates is a party or by which it or any of its Affiliates, or any of its or their respective properties, may be bound or affected. Each of the Production Facilities is in compliance in all material respects and Anchor shall cause each of the Production Facilities to remain in compliance in all material respects throughout the Term with all existing federal, state and local governmental laws and regulations including, without limitation, all laws and regulations pertaining to air emissions, liquid effluents, and noise levels.

               17.3. GOVERNMENTAL APPROVALS. Neither the execution and delivery nor the performance by Anchor of this Agreement requires any consent or approval of, giving notice to, registration with, or taking of any other action in respect of, any federal or state governmental authority or agency.

               17.4. OTHER AGREEMENTS. Anchor is not a party to any agreement or instrument, or subject to any charter or any corporate restriction, which individually, or in the aggregate would materially adversely affect Anchor's financial condition, business or operations or would adversely affect the ability of Anchor to perform its obligations under this Agreement.

               17.5. EXECUTION, DELIVERY AND ENFORCEABILITY. This Agreement and all related documents have been duly executed and delivered by Anchor. Assuming the due authorization (corporate and otherwise) and execution and delivery thereof by AB, this Agreement constitutes a legal, valid and binding agreement or obligation of Anchor enforceable

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against it in accordance with its terms, subject to applicable bankruptcy, insolvency, and similar laws affecting the enforcement of creditors' rights generally.

          18.  REPRESENTATIONS AND WARRANTIES OF AB.

          AB covenants, represents and warrants to Anchor as follows:

               18.1. CORPORATE EXISTENCE AND POWER. AB is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. AB has full corporate power and authority to carry on its business as now conducted and as currently proposed to be conducted, and to execute, deliver and carry out the terms of this Agreement. AB has all permits and authorizations necessary to carry on its business as presently conducted, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction wherein the nature of AB's business and operations or the character of the properties owned or held under lease by AB makes such qualification necessary and in which the failure to so qualify would have a materially adverse effect on the business, prospects, profits, condition or operations, financial or otherwise, of AB.

               18.2. AUTHORIZATION; NO LEGAL BAR. The execution, delivery and performance by AB of this Agreement have been duly authorized by all necessary corporate action on the part of AB and do not require any approval of AB's shareholders or approval or consent of any holder (or trustee for any holder) of any indebtedness or other obligations of AB, except such as have been duly obtained with certified copies of such approval or consent delivered to Anchor. Neither the execution and delivery nor the performance by AB of this Agreement does or will contravene any law or governmental rule or regulation, or any judgment or order, applicable to or binding on AB or any of its Affiliates, or AB's charter documents, or result in any breach of or constitute any default under, or result in the creation of any lien upon any property of AB under any indenture, mortgage or other agreement or instrument to which AB or any of its Affiliates is a party or by which it or any of its Affiliates, or any of its or their respective properties, may be bound or affected.

               18.3. GOVERNMENTAL APPROVALS. Neither the execution and delivery nor the performance by AB of this Agreement requires any consent or approval of, giving notice to, registration with, or taking of any other action in respect of, any federal or state governmental authority or agency.

               18.4. OTHER AGREEMENTS. AB is not a party to any agreement or instrument, or subject to any charter or any corporate restriction, which individually or in the aggregate would materially adversely affect AB's financial condition, business or operations or would adversely affect the ability of AB to perform its obligations under this Agreement.

               18.5. EXECUTION, DELIVERY AND ENFORCEABILITY. This Agreement and all related documents have been duly executed and delivered by AB. Assuming the due authorization (corporate and otherwise) and execution and delivery thereof by Anchor, this Agreement constitutes a legal, valid and binding agreement or obligation of AB enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, and similar laws affecting the enforcement of creditors' rights generally.

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          19.  DISPUTE RESOLUTION.

               19.1. GUIDING PRINCIPLES. Any dispute arising out of or relating to this Agreement (in each case a "Dispute") shall be resolved in accordance with the procedures specified in this Section 19, which shall be the sole and exclusive procedures for the resolution of any such Disputes; provided, however, that a party, without prejudice to the procedures set forth below, may file a complaint to seek a preliminary injunction or other provisional judicial relief, if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action the parties will continue to participate in good faith using the procedures specified in this
Section 19. All negotiations and proceedings pursuant to this Section 19, other than litigation, are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in this Section 19 are pending. The parties will take such action, if any, required to effectuate such tolling. Other than as required or permitted by a court order, each party will continue to perform its obligations under this Agreement pending final resolution of any Dispute arising out of or relating to this Agreement.

               19.2.   PROCEDURES.

                       19.2.1. The parties shall attempt settlement of each Dispute through good faith friendly consultations. If no settlement can be reached through such consultations within sixty (60) days after either party has notified the other party in writing of the existence of a Dispute, then either party may exercise its right to seek resolution of the Dispute through mediation pursuant to the terms of Section 19.2.2 below by notifying the other party in writing within thirty (30) days after expiration of the aforementioned sixty
(60) day period.

                       19.2.2. If one party chooses to mediate the Dispute in accordance with the terms of Section 19.2.1, the parties shall mutually endeavor to settle the Dispute by confidential mediation with reasonable promptness under the then current CPR Mediation Procedure. Unless otherwise agreed, the parties will select a mediator from the CPR Panels of Neutrals and shall notify CPR to initiate the selection process.

                       19.2.3. If the mediation specified in Section 19.2.2. fails, then either party may pursue any remedy available to it at law or in equity.

          20.  MISCELLANEOUS.

               20.1. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability of any jurisdiction shall not of itself invalidate or render unenforceable such provision in any other jurisdiction.

               20.2. WAIVERS; MODIFICATIONS. No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The rights and remedies set forth herein are intended to be cumulative, and unless the

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specific terms of this Agreement expressly provide otherwise, the exercise of any right or remedy by either party shall not preclude or waive its exercise of any other rights or remedies under this Agreement or pursuant to law or equity.

               20.3. AUTHORIZATION; BINDING EFFECT; SUCCESSORS AND ASSIGNS. Each of the individuals executing this Agreement certifies that he or she is duly authorized to do so. The terms and provisions of this Agreement and the respective rights and obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Any permitted assignee of this Agreement, including but not limited to an Affiliate of Anchor, shall, prior to such assignment furnish to the other party satisfactory evidence of such assignee's unconditional assumption of all liabilities and obligations of the applicable assignor.

               20.4. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating hereto, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. Each party hereto stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

               20.5. ENTIRE AGREEMENT. This Agreement, including each Attachment referred to in this Agreement, represents the complete agreement of the parties with respect to the transactions contemplated hereunder, and supersedes all prior or contemporaneous agreements, representations, promises or understandings in connection therewith, whether oral or written. All statements contained in any certificate or other instrument delivered hereafter by or on behalf of any party hereto pursuant hereto or in connection with the performance of the transactions contemplated hereby shall be deemed representations and warranties by such party hereunder.

               20.6. CAPTIONS; REFERENCES. The captions in this Agreement and in the table of contents are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. Reference herein to sections and subsections without reference to the document in which they are contained are references to this Agreement.

               20.7. GOVERNING LAW. This Agreement is entered into in the State of Missouri and shall be governed by the provisions of the UCC. To the extent that there is to be a delivery or performance of services hereunder, such services shall be deemed "goods" within the meaning of the UCC. In any event, this Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

               20.8. EQUAL OPPORTUNITY. Anchor shall sign a copy of the Equal Employment Opportunity Compliance Certificate, in the form attached hereto as Attachment 20.8, at the time this Agreement is executed by the parties.

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          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized representative on the day and year first set forth above.

                                    ANHEUSER-BUSCH, INCORPORATED (AB)


                                    By:  /s/ CHARLES R. KOENIG
                                         ---------------------------------------
                                         Charles R. Koenig, Vice President
                                         an authorized representative


                                    ANCHOR GLASS CONTAINER CORPORATION


                                    By:  /s/ RICHARD DENEAU
                                         ---------------------------------------
                                         Print Name: Richard Deneau
                                         Title: President

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                                 ATTACHMENT 2.1

          ***


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***  Portions hereof (two pages) have been omitted and filed separately with the
     Commission pursuant to a request for confidential treatment in accordance with Rule 24-b.

                                 ATTACHMENT 3.1

          ***


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***  Portions hereof (three pages) have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24-b.

                                 ATTACHMENT 3.2

          ***


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***  Portions hereof (two pages) have been omitted and filed separately with the
     Commission pursuant to a request for confidential treatment in accordance with Rule 24-b.

                                 ATTACHMENT 3.3

          ***


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***  Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24-b.

                                ATTACHMENT 3.6(a)

          ***


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***  Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24-b.

                                ATTACHMENT 3.7(d)

          ***


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***  Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24-b.